SECTION 1350 CERTIFICATION

Praxair, Inc. and Subsidiaries
EXHIBIT 32.01

Pursuant to 18 U.S C. § 1350, the undersigned officer of Praxair, Inc. (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2005	By: /s/ Dennis H. Reilley

Dennis H. Reilley
Chairman, President and
Chief Executive Officer
(principal executive officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

                A signed original of this written statement required by 18 U.S C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.